Exhibit 99.1

Contact: Ray Wallin
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA  95131
Phone:   (408) 944-0800
Press Release

MICREL REPORTS 2009 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

•	Fourth quarter revenues of $61.2 million increased 4.0% on a sequential quarter basis and at high-end of guidance
•	Fourth quarter GAAP net income of $4.1 million, or $0.07 per diluted share includes pre-tax asset impairment charge of $6.5 million
•	Non-GAAP earnings per diluted share of $0.14, up from non-GAAP earnings per diluted share of $0.12 in prior quarter
•	Fourth quarter book-to-bill significantly above one
•	Fourth quarter gross margin of 53.3%, up from 52.5% in the prior quarter
•	Dividend approved by Micrel’s Board of Directors at $0.035 per share
•	Aggregate dividends to shareholders in 2009 of $8.9 million for an average yield of 1.9%

San Jose, CA, Jan. 28, 2010 — Micrel, Incorporated (Nasdaq NM: MCRL), an industry leader in analog, high bandwidth communications and Ethernet IC solutions, today announced financial results for the fourth quarter and full year ended December 31, 2009.

Fourth quarter revenues of $61.2 million increased by $2.4 million, or 4.0%, from $58.9 million in the third quarter of 2009 and were at the high-end of the Company’s fourth quarter revenue guidance range, which anticipated a 1% to 5% sequential increase.  Compared to the same period last year, revenues were higher by $6.1 million, or 11.0%.  The sequential increase in revenue was due to strength in several end markets of the Company’s business, with primary growth coming from stronger demand in the industrial and communications end markets.  The year-over-year increase in revenues was due to higher overall demand from customers in nearly all geographies except Europe as part of a recovery from the recent worldwide economic crisis that significantly impacted most consumer-related markets.

Micrel Reports 2009 Fourth Quarter And Full Year Financial Results
January 28, 2010

Fourth quarter 2009 GAAP net income of $4.1 million, or $0.07 per diluted share compares to third quarter 2009 GAAP net income of $6.8 million, or $0.11 per diluted share, and GAAP net income of $4.9 million or $0.07 per diluted share in the same period in 2008.  Included in the fourth quarter 2009 GAAP net income is a non-cash pre-tax charge of $6.5 million related to the impairment of certain manufacturing equipment at the Company’s San Jose fabrication facility.  Fourth quarter 2009 non-GAAP net income of $8.7 million, or $0.14 per diluted share compares to third quarter 2009 non-GAAP net income of $7.6 million, or $0.12 per diluted share, and non-GAAP net income of $6.3 million, or $0.09 per diluted share in the same period in 2008.  A reconciliation of the GAAP net income to non-GAAP net income is provided in the financial tables of this press release.  Non-GAAP results exclude the impact of stock-based compensation expense, proxy contest expense/credits, equipment impairment and their related tax effects.

For the year ended December 31, 2009, revenue was $218.9 million, compared to revenue of $259.4 million in 2008.  GAAP net income for 2009 was $16.3 million, or $0.26 per diluted share, compared with GAAP net income of $28.3 million, or $0.40 per diluted share in 2008.  Non-GAAP net income in 2009 was $22.9 million, or $0.36 per diluted share, compared with non-GAAP net income of $34.4 million, or $0.49 per diluted share in 2008.  Gross margins for 2009 were 52% compared to 55% in 2008.

 “With the recovery of the semiconductor industry underway, I continue to be encouraged by Micrel’s solid operating performance and improved customer demand,” stated Ray Zinn, president and CEO of Micrel.  “Driven by the strength of the industrial and communications end markets, fourth quarter revenues grew to $61.2 million — a 4% increase when compared to the prior quarter and 11% higher than last year’s fourth quarter.  Gross margins also improved in the fourth quarter to 53.3% from 52.5% in the last quarter.  In addition, bookings were very strong, with a fourth quarter book-to-bill ratio significantly above one.  In fact, our book-to-bill ratio remained above one during each quarter of 2009.”

Mr. Zinn continued, “To bolster our results as the industry recovers, we continue to be keenly focused on reducing costs and improving operating efficiencies.  During the quarter, the Company recorded one-time $6.5 million non-cash, pre-tax charge related to the impairment of certain manufacturing equipment located at our San Jose fabrication facility.  This impairment charge had the effect of reducing GAAP earnings by $0.06 per diluted share. While this charge impacted fourth quarter net income, we expect to realize an improvement in Micrel’s gross margins in future quarters due to improved capacity utilization and a reduction in operating expenses. We do not believe the removal of this equipment will have any negative impact on the company’s ability to meet its revenue outlook for the foreseeable future.”

Micrel Reports 2009 Fourth Quarter And Full Year Financial Results
January 28, 2010

Outlook
Commenting on Micrel’s business outlook, Mr. Zinn said, “Looking ahead to the first quarter and beyond, we are excited about Micrel’s growth opportunities.  While we anticipate overall demand to increase significantly during 2010, we expect customer inventory levels to remain unchanged in the near term.  We are continuing to manage our costs very closely and we believe that operating margins will expand faster than revenue, reflecting the operating leverage in our business model.  Design win momentum is strong and we remain confident in our ability to continue delivering world-class products that generate traction with our customers.”

For the first quarter of 2010, the Company estimates that revenues will increase in the range of 4% to 8% on a sequential basis.  Gross profit margin is expected to be in excess of 54%.  In addition, the Company estimates that GAAP net income will be approximately $0.13 to $0.15 per diluted share.

Dividend

The Company announced today that Micrel’s Board of Directors has authorized a quarterly cash dividend of $0.035 per share of common stock.  The payment of this dividend will be made on February 24, 2010, to shareholders of record as of February 10, 2010.

Conference Call

The Company will host a conference call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) on January 28, 2010.  Chief Executive Officer Raymond Zinn and Chief Financial Officer Ray Wallin will present an overview of fourth quarter 2009 financial results, discuss current business conditions and then respond to questions.

The call is available, live, to any interested party on a listen only basis by dialing 877-941-2928.  For international callers, please dial 480-629-9725.  Interested callers should dial in at least five minutes before the scheduled start time and ask to be connected to the Micrel, Incorporated Conference Call.  A live webcast will also be available through www.investorcalendar.com.  An audio replay of the conference call will be available through February 4, 2010, by dialing 800-406-7325 or 303-590-3030, and entering access code number 4202597.  The webcast replay will also be available on the Company’s website at: http://www.micrel.com.

Micrel Reports 2009 Fourth Quarter And Full Year Financial Results
January 28, 2010

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements about the following topics: our expectations regarding future financial results, including revenues, customer demand and inventories, order lead times, turns-fill requirements, earnings per share, gross margin, average selling prices, the effect of cost-reduction efforts, development of new products, design wins and customer order patterns; and the nature of macro-economic and industry trends.  Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially.  Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, wireless, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company’s financial statements; the global economic situation; the ability of the Company’s vendors and subcontractors to supply or manufacture the Company’s products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel’s common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time to time; and Micrel’s operating cash flow.  For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.  All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

Micrel Reports 2009 Fourth Quarter And Full Year Financial Results
January 28, 2010

Non-GAAP Reporting

The Company presents non-GAAP financial measures only because investors and financial analysts use non-GAAP results in their analysis of historical results and projections of the Company’s future operating results.  The Company’s management uses non-GAAP measures on a limited basis, primarily for employee performance-based compensation.  In order to facilitate the computation of non-GAAP results for the financial analyst community and investors, the Company makes reference to non-GAAP net income and earnings per share.  These non-GAAP results exclude the impact of revenues and cost of revenues related to intellectual property settlements, stock-based compensation expense, proxy contest expenses, restructuring and impairment charges or credits, other income related to litigation settlements and their respective related tax effects.  Micrel references those results to allow a better comparison of results in the current period to those in prior periods and to provide insight to the Company’s on-going operating performance after exclusion of these items.  The Company has reconciled such non-GAAP results to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.

Reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards, but should not be considered a substitute for results that are presented in accordance with GAAP.  It should also be noted that Micrel’s non-GAAP information may be different from the non-GAAP information provided by other companies.

About Micrel

Micrel Inc., is a leading global manufacturer of IC solutions for the worldwide analog, Ethernet and high bandwidth markets.  The Company’s products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical layer transceiver ICs.  Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products.  Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia.  In addition, the Company maintains an extensive network of distributors and reps worldwide.  Web: www.micrel.com.  For further information, contact Ray Wallin at: Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131, (408) 944-0800; or visit the Micrel website at: www.micrel.com.

-Financial Tables to Follow

Micrel Reports 2009 Fourth Quarter And Full Year Financial Results
January 28, 2010

MICREL, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2009	2009	2008	2009	2008
Net revenues	$61,231	$58,872	$55,166	$218,887	$259,360
Cost of revenues*	28,597	27,936	26,478	105,134	116,351
Gross profit	32,634	30,936	28,688	113,753	143,009
Operating expenses:
Research and development*	11,144	11,405	12,231	46,522	54,947
Selling, general and administrative*	10,047	9,507	9,616	37,325	44,405
Proxy contest expense	(550)	-	1,083	(550)	4,153
Equipment impairment and restructuring charges (credits)	6,514	-	-	6,514	(842)
Total operating expenses	27,155	20,912	22,930	89,811	102,663
Income from operations	5,479	10,024	5,758	23,942	40,346
Other income (expense):
Interest income	151	164	554	828	2,936
Interest expense	(96)	(116)	(55)	(272)	(57)
Other income	47	5	-	132	57
Total other income	102	53	499	688	2,936
Income before income taxes	5,581	10,077	6,257	24,630	43,282
Provision for income taxes	1,501	3,276	1,363	8,336	15,025
Net income	$4,080	$6,801	$4,894	$16,294	$28,257

Net income per share:
Basic	$0.07	$0.11	$0.07	$0.26	$0.40
Diluted	$0.07	$0.11	$0.07	$0.26	$0.40

Shares used in computing per share amounts:
Basic	62,338	62,322	68,325	63,576	70,549
Diluted	62,409	62,545	68,374	63,644	70,653

* Includes amortization of stock-based
compensation as follows:
Cost of revenues	$200	$184	$215	$670	$974
Research and development	486	425	370	1,619	2,086
Selling, general and administrative	559	427	334	1,675	2,119

Micrel Reports 2009 Fourth Quarter And Full Year Financial Results
January 28, 2010

MICREL, INCORPORATED
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2009	2009	2008	2009	2008

GAAP Net income	$4,080	$6,801	$4,894	$16,294	$28,257
Adjustments to GAAP Net Income:
Stock-based compensation included in:
Cost of revenues	200	184	215	670	974
Research and development	486	425	370	1,619	2,086
Selling, general and administrative	559	427	334	1,675	2,119
Proxy contest expense	(550)	-	1,083	(550)	4,153
Equipment impairment and restructuring charges (credits)	6,514	-	-	6,514	(842)
Tax effect of adjustments to GAAP income	(2,579)	(272)	(612)	(3,302)	(2,378)
Total Adjustments to GAAP Net Income	4,630	764	1,390	6,626	6,112
Non-GAAP income**	$8,710	$7,565	$6,284	$22,920	$34,369

Non-GAAP shares used in computing non-GAAP
income per share (in thousands):
Basic	62,338	62,322	68,325	63,576	70,549
Diluted*	62,538	62,521	68,419	63,729	70,713

GAAP income per share - Basic	$0.07	$0.11	$0.07	$0.26	$0.40
Total Adjustments to GAAP Net Income	0.07	0.01	0.02	0.10	0.09
Non-GAAP income per share - Basic	$0.14	$0.12	$0.09	$0.36	$0.49

GAAP income per share - Diluted	$0.07	$0.11	$0.07	$0.26	$0.40
Total Adjustments to GAAP Net Income	0.07	0.01	0.02	0.10	0.09
Non-GAAP income per share - Diluted*	$0.14	$0.12	$0.09	$0.36	$0.49

* Non-GAAP shares have been adjusted from diluted outstanding shares calculated under FAS123R.

** Non-GAAP results were reached by excluding revenues and cost of revenues related to intellectual property settlements, stock-based compensation expense, other operating income or expense items, proxy contest expenses, equipment impairment, restructuring charges or credits, other income related to litigation settlements and their related tax-effects. Non-GAAP results are presented to supplement our GAAP consolidated financial statements to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company's on-going operating performance after exclusion of these items.

Micrel Reports 2009 Fourth Quarter And Full Year Financial Results
January 28, 2010

MICREL, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash, cash equivalents and short-term investments	$70,898	$74,195
Accounts receivable, net	26,330	20,643
Inventories	34,191	37,440
Income taxes receivable	4,011	6,783
Deferred income taxes	18,465	17,752
Other current assets	1,449	1,781
Total current assets	155,344	158,594

LONG-TERM INVESTMENTS	12,692	12,628
PROPERTY, PLANT AND EQUIPMENT, NET	67,644	76,200
INTANGIBLE ASSETS, NET	509	1,338
DEFERRED INCOME TAXES	9,381	11,135
OTHER ASSETS	388	448
TOTAL	$245,958	$260,343

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$15,342	$15,365
Deferred income on shipments to distributors	23,405	21,136
Current portion of Long-term debt	8,571	-
Other current liabilities	5,760	10,696
Total current liabilities	53,078	47,197

LONG-TERM DEBT	2,857	-
LONG-TERM TAXES PAYABLE	4,672	4,468
OTHER LONG-TERM OBLIGATIONS	-	272

SHAREHOLDERS' EQUITY:
TOTAL SHAREHOLDERS' EQUITY	185,351	208,406
TOTAL	$245,958	$260,343